Exhibit 99.4

CPI CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of CPI Corp. (“CPI”)  and Portrait Corporation of America, Inc. (“PCA”) after giving effect to our Purchase and Sale Agreement and the assumptions and adjustments described in the accompanying  notes to the unaudited pro forma condensed combined financial statements.  We acquired the operations, assets and certain liabilities of PCA on June 8, 2007.  The pro forma balance sheet was prepared as if the acquisition occurred on April 28, 2007, the end of CPI's most recent fiscal 2007 quarter, and the statements of operations were prepared as if the acquisition occurred on the first day of each period presented.

The pro forma data is for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been had CPI  and PCA been operating as combined entities for the periods presented.  The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements, including the notes thereto, of CPI included in our Form 10-K for the year ended February 3, 2007 and the historical financial statements of PCA included elsewhere in this Form 8-K.

CPI CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(IN THOUSANDS)

	Historical CPI April 28, 2007	Historical PCA April 21, 2007	Assets/Liabilties Not Acquired/Assumed (a)	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$29,676	$4,750	$(4,648)	$13,338	(b)	$43,116
Restricted cash	1,000	-	-	(1,000)	(c)	-
Accounts receivable	8,911	1,581	-	1,907	(d)	12,399
Inventories	7,745	10,100	-	(5,218)	(e)	12,627
Prepaid expenses and other current assets	4,440	2,461	-	(25)	(d)	6,876
Deferred tax assets	4,644	-	-	-		4,644
Total current assets	56,416	18,892	(4,648)	9,002		79,662

Net Property and Equipment	24,043	39,577	-	(2,772)	(f)	60,848

Other assets:
Other investments - supplemental retirement plan	3,581	-	-	-		3,581
Deferred tax assets	5,631	-	-	-		5,631
Goodwill	-	43,636	(43,636)	13,732	(g)	13,732
Intangibles	-	41	(41)	49,931	(h)	49,931
Other assets	1,392	6,596	(6,188)	-		1,800
Total Assets	$91,063	$108,742	$(54,513)	$69,893		$215,185

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Current maturities of long-term debt	8,333	7	-	2,615	(i)	10,955
Short-term borrowings	-	9,425	(9,425)	-		-
Accounts payable	3,093	7,700	(264)	1,150	(d)	11,679
Accrued employment costs	9,393	5,197	(640)	850	(j)	14,800
Customer deposit liability	16,471	-	-	679	(d)	17,150
Sales taxes payable	1,529	-	-	-		1,529
Accrued advertising expenses	1,119	-	-	-		1,119
Accrued expenses and other liabilities	5,592	24,182	(7,195)	(8,166)	(k)	14,413
Income taxes payable	1,329	2,116	(1,626)	(183)	(l)	1,636
Total current liabilities	46,859	48,627	(19,150)	(3,055)		73,281

Long-term debt, less current maturities	7,825	-	-	93,794	(i)	101,619

Other liabilities	2,892	4,987	(753)	-		7,126
Customer deposit liability	1,878	-	-	-		1,878
Supplemental retirement plan obligations	3,485	-	-	-		3,485
Accrued pension plan obligations	14,653	-	-	-		14,653
Liabilities subject to compromise	-	323,998	(323,998)	-		-

Stockholders' equity (deficiency):
Preferred stock	-	15,000	(15,000)	-		-
Common stock	6,802	22	(22)	-		6,802
Warrants	-	3,589	(3,589)	-		-
Additional paid-in capital	25,844	23,922	(23,922)	-		25,844
Retained earnings	223,330	(311,899)	311,899	(327)	(m)	223,003
Accumulated other comprehensive income (loss)	(9,091)	496	(496)	-		(9,091)
	246,885	(283,870)	283,870	(327)		246,558

Treasury stock	(233,415)	-	-	-		(233,415)

Total stockholders' equity (deficiency)	13,470	(283,870)	283,870	(327)		13,143

Total liabilities and stockholders' equity (deficiency)	$91,062	$(230,256)	$263,967	$90,412		$215,185

(a)	Represents the elimination of assets that were not acquired and liabilities that were not assumed in connection with the purchase.

(b)
Represents $115 million of newly acquired term debt used to fund the acquisition plus the release of previously restricted cash of $1.0 million less $82.5 million purchase price, repayment of previously existing CPI debt of $16.7 million, debt financing fees of $2.4 million, costs related to the acquisition of $1.0 million and the payment of accrued interest on refinanced debt of $82,000.

(c)	Represents the release of previously restricted cash of $1.0 million to cash and cash equivalents.

(d)	Represents a purchase accounting adjustment associated with deferred revenue.

(e)	Includes a purchase accounting adjustment associated with deferred revenue of $3.4 million and a decrease to inventory of $1.8 million to reduce it to estimated fair value.

(f)
Represents a decrease to property, plant and equipment to present them at their estimated fair values.  However, these estimates are preliminary and subject to change based upon completion of CPI's final valuation analysis.

(g)
Under the purchase method of accounting the total estimated cash consideration is allocated to PCA tangible and intangible assets, net of liabilities assumed, based on a prelimary estimate of fair value as of June 8, 2007.  These estimates and allocations are preliminary and subject to change based upon the completion of CPI's final valuation analysis and are as follows (in millions):

June 8, 2007
Cash payment for PCA assets	82.5
Transaction expenses	1.0
Total cash consideration	83.5
Preliminary purchase price allocated to tangible
and intangible assets, net of liabilities	(69.8)
Pro forma goodwill	13.7

(h)
Represents an increase to intangible assets, including the contract with Wal-Mart and the customer list, to present them at their estimated fair values.  However, these estimates are preliminary and subject to change based upon completion of CPI's final valuation analysis.

(i)
Represents $115 million of newly acquired term debt plus the write off of prepaid financing fees of $509,000 related to CPI debt that was repaid, less repayment of previously existing CPI debt of $16.7 million and debt financing fees incurred in connection with the newly acquired term debt of $2.4 million.

(j)
Includes the impact of a reclassification of $520,000 of employment cost from accrued expenses and other liabilities to accrued employment to conform to CPI presentation and a purchase accounting adjustment associated with deferred revenue of $330,000.

(k)
Includes a purchase accounting adjustment associated with deferred revenue of $7.6 million, the reclassification of employment costs as described in (i) above totaling $520,000 and the payment of accrued interest in connection with the acquisition debt refinancing of $82,000.

(l)	Represents the recognition of the tax benefit for the write off of debt financing fees as discussed in (i) above totaling $183,000.

(m)	Represents the impact, net of tax for the write off of prepaid financing fees related to CPI debt that was repaid.

CPI CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FIRST QUARTER OPERATIONS
(IN THOUSANDS)

	Historical CPI For the twelve weeks ended	Historical PCA For the thirteen weeks ended	Pro Forma
	April 28, 2007	April 29, 2007	Adjustments		Pro Forma

Net sales	$57,761	$60,488	$(8,433)	(a)	$109,816

Cost of sales	4,897	49,746	(41,684)	(b)	12,959
Selling, general and administrative expense	45,352	11,607	34,606	(c)	91,565
Depreciation and amortization	3,413	-	3,377	(d)	6,790
Other charges and impairments	29	-	-		29

	53,691	61,353	(3,701)		111,343

Income (loss) from operations	4,070	(865)	(4,732)		(1,527)

Interest expense	414	2,392	(564)	(e)	2,242
Interest income	306	14	-		320
Loss from debt extinguishment	-	-	509	(f)	509
Other income (expense)	(48)	-	-		(48)
Reorganization costs	-	4,194	-		4,194

Earnings (loss) before income tax expense (benefit)	3,914	(7,437)	(4,677)		(8,200)

Income tax expense (benefit)	1,359	-	(1,674)	(g)	(315)

Net earnings (loss)	$2,555	$(7,437)	$(3,003)		$(7,885)

(a)	Includes the elimination of revenue as a result of a purchase accounting adjustment for deferred revenue.

(b )
Includes $41.1 million of reclassifications to selling, general and administrative expense and to depreciation expense to conform to the expense classifications used by CPI and $1.1 million of costs related to a purchase accounting adjustment for deferred revenue.

(c)
Includes a $39.1 million reclassification from cost of goods sold and a $171,000 reclassification to depreciation expense to conform to the expense classifications used by CPI; a reduction of $4.4 million of costs related to a purchase accounting adjustment for deferred revenue; and  $103,000 for fees related to letters of credit assumed in the PCA acquisition.

(d)
Reclassification of depreciation expense from cost of goods sold and selling, general and administrative expense to depreciation expense of $2.1 million to conform to the expense classifications used by CPI.  Also includes increase in expense of $1.2 million related to revalued assets at the time of purchase, accordingly, these estimates are preliminary and subject to change based upon completion of CPI's final valuation analysis.

(e)
Represents decrease in interest cost due to new debt structure.  Interest costs related to previously held debt of PCA totaling $2.4 million were eliminated.  Additionally, CPI interest costs of $414,000 were replaced with interest accrued on $115 million term debt of $2.1 million and amortization of debt financing fees on the new debt of $128,000.

(f)	Includes the write off of debt financing fees associated with $16.7 million of CPI debt repaid in connection with the financing for the purchase of PCA.

(g)	Represents the estimated income tax effect of the above adjustments at the estimated rate of 35.8%.

CPI CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(IN THOUSANDS)

	For the year ended
	Historical CPI	Historical PCA	Pro Forma
	February 3, 2007	January 28, 2007	Adjustments		Pro Forma

Net sales	$293,803	$291,841	$(8,486)	(a)	$577,158

Cost of sales	28,128	242,398	(202,415)	(b)	68,111
Selling, general and administrative expense	221,446	54,216	183,391	(c)	459,053
Depreciation and amortization	16,922	-	14,185	(d)	31,107
Other charges and impairments	1,240	31,773	-		33,013

	267,736	328,387	(4,839)		591,284

Income (loss) from operations	26,067	(36,546)	(3,647)		(14,126)

Interest expense	2,229	29,476	(22,547)	(e)	9,158
Interest income	565	49	-		614
Impairment (recovery) and related obligations of preferred security	(887)	-	-		(887)
Loss from debt extinguishment	-	-	587	(f)	587
Other income (expense)	144	-	-		144
Reorganization costs	-	5,514	-		5,514

Earnings (loss) before income tax expense (benefit)	25,434	(71,487)	18,313		(27,740)

Income tax expense (benefit)	9,107	300	6,556	(g)	15,963

Net earnings (loss)	$16,327	$(71,787)	$11,757		$(43,703)

(a)	Includes the elimination of revenue as a result of a purchase accounting adjustment for deferred revenue.

(b )
Includes $201.4 million of reclassifications to selling, general and administrative expense and to depreciation expense to conform to the expense classifications used by CPI and $1.6 million of costs related to a purchase accounting adjustment for deferred revenue.

(c)
Includes a $190.3 million reclassification from cost of goods sold and a $3.1 million reclassification to depreciation expense to conform to the expense classifications used by CPI; a reduction of $4.2 million of costs related to a purchase accounting adjustment for deferred revenue; and  $448,000 for fees related to letters of credit assumed in the PCA acquisition.

(d)
Reclassification of depreciation expense from cost of goods sold and selling, general and administrative expense to depreciation expense of $14.2 million to conform to the expense classifications used by CPI. Also includes a decrease in expense of $35,000 related to revalued assets at the time of purchase, accordingly, these estimates are preliminary and subject to change based upon completion of CPI's final valuation analysis.

(e)
Represents decrease in interest cost due to new debt structure.  Interest costs related to previously held debt of PCA totaling $29.5 million were eliminated.  Additionally, CPI interest costs of $2.2 million were replaced with interest accrued on $115 million term debt of $8.6 million and amortization of debt financing fees on the new debt of $556,000.

(f)	Includes the write off of debt financing fees associated with $16.7 million of CPI debt repaid in connection with the financing for the purchase of PCA.

(g)	Represents the estimated income tax effect of the above adjustments at the estimated rate of 35.8%.